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                                                                   EXHIBIT 16.1


March 17, 1999

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Harveys Casino Resorts dated March 12, 1999.



Yours truly,



DELOITTE & TOUCHE LLP

Reno, Nevada